SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION
       Information Statement Pursuant to Section 14(c) of the Securities
                             Exchange Act of 1934
Check the appropriate box:

/x/  Preliminary information statement        / / Confidential, for use
                                                  of the Commission
                                                  only (as permitted by Rule
                                                  14c-5(d)(2))
/ /  Definitive information statement

                            Equivest Finance, Inc.
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               (Name of Registrant as Specified in Its Charter)

     Payment of Filing Fee (Check the appropriate box):

     /x/  No fee required.
     / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     / /  Fee paid previously with preliminary materials.
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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
                            EQUIVEST FINANCE, INC.
                               2 Clinton Square
                           Syracuse, New York  13202
                                (315) 422-9088

                                                             December __, 1997



Dear Stockholders:

         Equivest Finance, Inc. (the "Company") is amending its Articles of Incorporation to increase the authorized amount of its Common Stock, par value $.05 per share, to 50,000,000 shares. The Company is also adopting the Equivest Finance Inc. 1997 Long Term Incentive Plan.

         The enclosed Information Statement is being provided to you in order to comply with requirements of the Securities and Exchange Commission. I urge you to read it in its entirety, but you need not take any other action at this time. No vote will take place since all required stockholder approvals have been obtained, and you are not being asked for a proxy.

                                                   Sincerely,



                                                   Richard C. Breeden
                                                   Chairman and Chief
                                                   Executive Officer

      WE ARE NOT ASKING YOU FOR A PROXY.  THE ACTIONS HAVE BEEN APPROVED.

                             INFORMATION STATEMENT

                            EQUIVEST FINANCE, INC.

                                 Common Stock
                          (Par Value $0.05 Per Share)

        Series 1 Class A 12 1/2% Cumulative Convertible Preferred Stock

         This Information Statement is being furnished to stockholders of Equivest Finance, Inc. (the "Company") in connection with (i) the amendment by the Company to its Articles of Incorporation increasing the authorized amount of its Common Stock, par value $.05 per share (the "Common Stock"), from 10,000,000 to 50,000,000 (the "Amendment") and (ii) the adoption of the Equivest Finance, Inc. 1997 Long Term Incentive Plan (the "Plan"). All such actions are expected to be effective as of December 31, 1997.

         This Information Statement is being mailed on or about December 5, 1997 to all holders of the Company's Common Stock and Series 1 Class A
12 1/2% Cumulative Convertible Preferred Stock (collectively, the "Shares").

                             ____________________

                      WE ARE NOT ASKING YOU FOR A PROXY
                         AND YOU ARE REQUESTED NOT TO
                               SEND US A PROXY.

                             ____________________


    THESE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH
               ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE
                 INFORMATION CONTAINED IN THIS DOCUMENT.  ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The date of this Information Statement is December __, 1997.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission ("the Commission"). Such reports and other information filed with the Commission are available for inspection and copying at the public reference facilities of the Commission located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at prescribed rates at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy statements and other information.

         THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT INCLUDED IN THEIR ENTIRETY. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO ERIC COTTON, GENERAL COUNSEL, EQUIVEST FINANCE, INC., 2 CLINTON SQUARE, SYRACUSE, NEW YORK 13202.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

         3. The Company's Current Reports on Form 8-K dated March 29, 1997 June 19, 1997, November 4, 1997 and November 5, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date that the Amendment and the Plan become effective shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

         Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Information Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         No person is authorized to give any information or to make any representations with respect to the matters described in this Information Statement other than those contained herein or in the documents incorporated by reference herein. Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by the Company. The delivery of this Information Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information in this Information Statement or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof.

                                 INTRODUCTION

         This Information Statement is being furnished to holders of Shares in accordance with the rules and regulations promulgated by the Commission.

Approval of the Amendment and the Plan

         On October 29, 1997, the Board of Directors of the Company approved and adopted the Amendment and the Plan. Bennett Management & Development Corporation ("BMDC") and the Bennett Funding Group, Inc. ("BFG"), stockholders holding in the aggregate approximately 86% of the outstanding voting shares, have acted by written consent in lieu of a meeting of stockholders and voted to approve the Amendments and the Plan. No additional stockholder vote is necessary to approve the Amendment or the Plan. Neither your vote nor your proxy will be solicited.

Effectiveness of the Amendment and the Plan

         The Company currently anticipates that the Amendment and the Plan will be effective as of December 31, 1997.

         Stockholders will not have "dissenters' rights" upon consummation of the Amendment or the Plan.

         For additional information concerning the Amendment and the Plan, see "The Amendment" and "The Plan".

Recent Developments

         Effective February 16, 1996, the Company entered into the Agreement and Plan of Exchange, dated as of February 16, 1996, (the "Exchange Agreement") among the Company, BFG and Resort Funding, pursuant to which the Company acquired all of the common stock of Resort Funding, Inc. ("RFI") from BFG in exchange for the issuance to BFG of 10,000 shares of the Company's Series 2 Preferred Stock and 3,000 shares of the Company's Convertible Preferred Stock. As a result of the Exchange Agreement and certain prior investments, BFG and BMDC acquired beneficial ownership of approximately 86% of the Company's voting securities.

         On March 29, 1996, subsequent to the closing of the transactions contemplated by the Exchange Agreement, BFG, along with its affiliate BMDC, also a principal stockholder of the Company, filed voluntary petitions (the "Petitions") for reorganization (Case Nos. 96-61376 and 96-61379, respectively) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of New York (the "Bankruptcy Court"). On April 18, 1996, following the March 29, 1996 filing of the Petitions, the U.S. Department of Justice appointed, and the Bankruptcy Court approved, Richard C. Breeden as trustee in bankruptcy (the "Trustee") for BFG and BMDC, as well as for certain other related debtors.

         The Company and RFI utilize certain of their affiliates, including BMDC, BFG and The Processing Center Inc., for certain of their administrative requirements. At December 31, 1996, the Trustee beneficially controlled approximately 86% of the Company's outstanding shares of voting stock, after giving effect to conversion of the preferred stock. In addition, RFI owes BFG approximately $25.3 million pursuant to certain intercompany notes. On October 24, 1997 the Trustee received a proposal from the Official Committee of Unsecured Creditors of BFG to exchange approximately $25.0 million of debt owned by RFI into Shares of the Company at a conversion price of $5.375 per Share. Such proposal was approved by the Board of Directors of the Company on October 29, 1997. Any such exchange is subject to bankruptcy court approval and no assurance can be given that the Trustee will receive such bankruptcy court approval.

         RFI has recently completed new financing lines with a three year term in an aggregate amount of $105 million from Credit Suisse First Boston ("CSFB"). These new financing lines replace and expand the company's previous $50 million line of credit for consumer receivables through ING (U.S.) Capital Markets, Inc. ("ING"), while also reducing the interest rates payable by the company on its existing ING debt by nearly 300 basis points.
Of the financing lines provided by CSFB, $75 million will be a revolving warehouse facility for consumer notes in replacement of the ING facility. In addition, CSFB is providing a new $30 million revolving commitment to fund acquisition and development loans at resort properties. In connection with the financing, Equivest issued CSFB warrants to purchase up to 125,000 shares of its Common Stock at $3.50, and 125,000 shares at $4.00.

         On October 3, 1997, three new directors were elected to serve on the Board of Directors of the Company. The newly elected directors of the Company are:

         George W. Carmany, III, President of The G.W. Carmany Co., Inc. in Boston, Massachusetts, which is an advisor of and investor in small companies. A graduate of Amherst College, Mr. Carmany began his business career with Bankers Trust Company as an officer in its International Banking Department in New York, and later as Executive Director of its merchant banking subsidiary in Australia. From 1975-1995 he served in a variety of senior positions with American Express Company, including Senior Vice President, Corporate Strategic Planning. At American Express Bank, Mr. Carmany served as Senior Executive Vice President and Chief Administrative Officer before joining American Express Company's subsidiary The Boston Company as Senior Executive Vice President, Treasurer and Director, a position he held until the sale of that company to Mellon Bank Corporation. Mr. Carmany subsequently served as Chairman of the Olympia and York Noteholder's Steering Committee, and he is Chairman of the New England Medical Center, Inc. Mr. Carmany serves as a director or trustee of numerous organizations, including Ekco Group, Inc. Bentley College, the U.S.S. Constitution Museum and The South Street Seaport Museum.

         John R. Petty, former Chairman and Chief Executive Officer of Marine Midland Bank, is currently Chairman of Federal National Payables, Inc. Bethesda, Maryland and TECSEC, Inc., Vienna, Virginia. Following his graduation from Brown University, and a tour in the U.S. Navy, Mr. Petty joined The Chase Manhattan Bank, where he worked until serving in the U.S. Treasury Department from 1966 - 1972, primarily as Assistant Secretary of the Treasury for International Affairs. After five years as a partner of Lehman Brothers Inc., Mr. Petty joined Marine Midland Bank, as President and/or Chairman and Chief Executive Officer from 1976 - 1988. Since retiring from Marine Midland Bank, Mr. Petty has pursued a variety of interests including serving as Chairman of the Nippon Credit Trust Company. He has formed and managed finance companies and is a principal in high technology ventures.
Mr. Petty has served as a director of numerous public companies, including Hongkong and Shanghai Banking Corporation, RCA, NBC, Hercules, Inc., Anixter International Corporation, ANTEC Corporation, and others. He is a Trustee of

American University, a member of the Council on Foreign Relations and of the Inter-American Dialogue, and President of the Foreign Bondholders Protective Council.

         Richard C. Breeden, President and Chief Executive Officer of Richard
C. Breeden & Co., Inc., in Greenwich, Connecticut, which provides consulting and management services in turnarounds, bankruptcies and other corporate distress situations, as well as consulting on global and domestic capital markets. A graduate of Stanford University and Harvard Law School, Mr. Breeden served in the White House as a senior economics and financial advisor to President George Bush. From 1989-1993 he served as Chairman of the U.S. Securities and Exchange Commission. Mr. Breeden currently serves as the Trustee. Mr. Breeden has served on numerous boards and commissions, including the North American Advisory Board of Daimler-Benz A.G., The Philadelphia Stock Exchange, Inc., the German-American Chamber of Commerce, and advisory commissions on capital markets in Italy, China and Russia. Mr. Breeden is a Trustee of St. Paul's Cathedral Trust in America and the National Policy Association in Washington, D.C. Mr. Breeden will serve as Chairman of the Board at the Company.

                                 THE AMENDMENT

Authorized Common Stock

         On October 29, 1997, the Board of Directors of the Company approved an amendment to the Articles of Incorporation of the Company which increases the authorized Common Stock from 10,000,000 shares to 50,000,000 shares. Such increase in the amount of authorized Common Stock was approved pursuant to the written consent of the shareholders. The increase was approved in order to provide Common Stock for (i) awards pursuant to the Plan, (ii) the conversion of the Company's Convertible Preferred Stock which is mandatorily convertible into 7,500,000 shares of Common Stock upon the date the Company has a sufficient number of authorized and unissued shares reserved for conversion, (iii) the exchange of the $25.3 million in debt owed to BFG into Common Stock and (iv) other general corporate purposes. The effective date of such amendment to the Articles of Incorporation is December 31, 1997.

         Subject to any prior dividend rights of the holders of preferred stock of the Company, dividends may be paid on the Common Stock as determined by the Board of Directors out of funds legally available therefor. The Company's ability to pay dividends is contingent upon the earnings of its subsidiaries, as well as their ability to declare and pay dividends to the Company. RFI is limited in its ability to pay dividends by certain covenants in instruments governing certain indebtedness.

         Holders of Common Stock are entitled to vote on all matters to be voted on by the stockholders of the Company, including the election of directors. Each share of Common Stock is entitled to one vote on all matters. Holders of Common Stock do not have cumulative voting rights.

         After the satisfaction in full of any liquidation preferences of holders of preferred stock, holders of Common Stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the Company.

         The Common Stock is not subject to redemption, whether by operation of a sinking fund or otherwise. Holders of Common Stock are not entitled to preemptive rights under the Articles of Incorporation or under the By-Laws of the Company.

                                   THE PLAN

         The Board of Directors of the Company approved the Plan on October 29, 1997. The Plan was also approved pursuant to the written consent of shareholders.

         The Plan supplements the Company's existing Stock Option Plan which was approved on September 2, 1988 (the "Old Plan").

Summary of the Plan

         The following is a brief summary of the terms of the Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Plan set forth in Schedule A to this Information Statement.

         The purpose of the Plan is to provide selected key employees and Directors ("Participants") of the Company and its subsidiaries an opportunity to benefit from the appreciation in the value of the Common Stock, thus providing an increased incentive for such employees to contribute to the future success and prosperity of the Company, enhancing the value of the Common Stock for the benefit of the shareholders and increasing the ability of the Company and its subsidiaries to attract and retain individuals of exceptional skill.

         During the period in which the Plan is effective, the total number of Shares of Common Stock that may be issued under the Plan is 1,600,000 shares. The maximum number of shares of Common Stock for which awards may be granted during a calendar year to any Participant shall be 400,000.

         Awards may be options ("Options"), which may be ISOs or Non-ISOs: stock appreciation rights granted as a means to exercise Options or designated portions thereof, or as independent Awards; or other Awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of Shares. Awards may be paid in Shares, cash or a combination thereof.

         The Plan shall be administered by the Compensation Committee of the Board of Directors, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each (a) "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and (b) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor section thereto). The Compensation Committee of the Board of Directors shall have the authority to select the participants to be granted awards under the Plan, to determine the size and terms of an award and to determine the time when grants of awards will be made. The Compensation Committee of the Board of Directors is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Any decision of the Compensation Committee of the Board of Directors shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

         Options granted under the Plan shall be, as determined by the Compensation Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related option agreements. The Compensation Committee may, in its sole discretion, set forth terms in an option agreement relating to a participant's termination from employment.

         The option price per share of Common Stock shall be determined by the Compensation Committee. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee, but in no event shall an option be exercisable more than ten years after the date it is granted.

         The Committee may grant a stock appreciation right in conjunction with an Option or designated portion thereof at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option. The exercise price shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the fair market value of a Share on the date the stock appreciation right is granted or, in the case of a stock appreciation right granted in conjunction with an Option, or a portion thereof, the option price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

         Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive with respect to each Share to which such stock appreciation right relates an amount in cash and/or Shares, as the case may be equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the exercise price of the stock appreciation right. The Committee may impose conditions upon the exercisability of stock appreciation rights.

         The Committee may grant, in its sole discretion, other Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Shares ("Other Share-Based Awards"). Certain of such Other Share-Based Awards ("Performance-Based Awards") may be granted in a manner that is deductible by the Corporation or a subsidiary of the Corporation under Section 162(m) of the Code and may be based upon stock price, market share, sales, earnings per share, return on equity, costs or other performance goals approved by the Committee.

         Except as otherwise provided in the Plan or in an award agreement, an Award may be exercised for all, or from time to time any part, of the shares of Common Stock for which it is then exercisable. The purchase price for the shares of Common Stock as to which an Award is exercised shall be paid to the Company in full at the time of exercise at the election of the participant
(i) in cash, (ii) in shares of Common Stock having a fair market value equal to the aggregate option price for the shares of Common Stock being purchased and satisfying such other requirements as may be imposed by the Compensation Committee, (iii) partly in cash and partly in such shares of Common Stock,
(iv) through the withholding of shares of Common Stock (which would otherwise be delivered to the participant) with an aggregate fair market value on the exercise date equal to the aggregate option price or (v) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares of Common Stock being purchased.

         Each Award will be non-transferable during the lifetime of the Participant provided that in the event Section 16 of the Exchange Act ceases to require awards to be non-transferable, the Compensation Committee may amend the Plan to provide for such transfers.

         The Board of Directors may suspend, amend or terminate the Plan, in whole or in part. No amendment may be made without approval of the shareholders, however, if such approval is required by the rules under the Exchange Act, or by any regulatory authorities or stock exchanges. Furthermore, no amendment, suspension or termination of the Plan may, without the consent, of a participant, impair any of the rights or obligations under any award previously granted to such participant under the Plan. The Compensation Committee may amend the Plan, subject to the limitations cited above, to permit the granting of awards meeting the requirements of future amendments or issued regulations, if any, to applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

         In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee, in its sole discretion, may make such substitution or adjustment as it deems to be equitable to any affected terms of such Awards. In the event of a Change of Control, the nonvested portion of any Award shall vest in full.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           MANAGEMENT OF THE COMPANY

         The following table sets forth information as of September 30, 1997 on the Company's voting securities with respect to the share ownership by beneficial owners of more than 5% of the outstanding amount of such stock. No director or executive officers of the Company own any voting securities.

Title of Class             Name and Address             Amount and Nature of
Percent of Class<F2>    of Beneficial Owner<F1>         Beneficial Ownership

Common Stock            Bennett Management & Development     7,121,285
75.1%<F3>               Corporation
                        c/o Richard Breeden, as Trustee
                        2 Clinton Square
                        Syracuse, NY 13202

Series 2 Preferred      The Bennett Funding Group, Inc.         10,000
Stock 100.0%<F4>        c/o Richard Breeden, as Trustee
                        2 Clinton Square
                        Syracuse, NY 13202

Convertible Preferred   The Bennett Funding Group, Inc.          3,000
Stock<F5>               c/o Richard Breeden, as Trustee
                        2 Clinton Square
                        Syracuse, NY 13202

[FN]

<F1>     Except as otherwise noted below, each person has sole voting power and investment power with respect to the voting securities indicated as owned beneficially by such person.

<F2>     Except as otherwise noted below, all voting securities listed are owned both of record and beneficially.

<F3>     Based upon 9,484,847 shares of Common Stock outstanding as of August
         31, 1997 (without giving effect to the possible issuance of shares upon conversion of the Convertible Preferred Stock).

<F4>     The Series 2 Preferred Stock is entitled to 20% of the total number of votes of the Company.

<F5>     Each share of Convertible Preferred Stock is immediately and mandatorily convertible into 2,500 shares of Common Stock on the date the Company first has a sufficient number of authorized and unissued shares of Common Stock to permit conversion.

         Assuming bankruptcy court approval, the Trustee, who controls 86% of the outstanding voting shares of the Company, intends to approve the Amendment and the Plan in December, 1997.


                              CURRENT INFORMATION

         The Company is subject to certain of the informational requirements of the Exchange Act, and in accordance therewith, files reports and other documents and information with the Commission. Such reports and other documents and information are available for inspection and copying at the Commission and from the Company as described under "AVAILABLE INFORMATION."

                                                                    SCHEDULE A

                            EQUIVEST FINANCE, INC.
                         1997 LONG TERM INCENTIVE PLAN


1.       Purpose of the Plan

                 The purpose of the Plan is to attract, retain and motivate selected employees and directors who are in a position to have an impact on the results of the operations of the business of the Company or one or more of its Subsidiaries. The Company expects that it will benefit from the additional incentive which such employees and directors will have to increase the value of the Company's Shares as a result of the Plan.

2.       Definitions

                 The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

            (b) Award: An Option, Stock Appreciation Right, or Other Stock-Based Award granted pursuant to the Plan.

            (c)      Board: The Board of Directors of the Company.

            (d) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

            (e)      Committee: The Compensation Committee of the Board.

            (f)      Company: Equivest Finance, Inc.

            (g) Disability: Except as otherwise provided by the Committee, the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

            (h)      Effective Date: September 1, 1997.

            (i) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no

                     Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

            (j) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

            (k) LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

            (l) Option: A stock option granted pursuant to Section 6 of the Plan.

            (m) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

            (n)      Other Stock-Based Awards: Awards granted pursuant to
                     Section 8 of the Plan.

            (o) Participant: An individual who is selected by the Committee to participate in the Plan pursuant to
                     Section 5 of the Plan.

            (p) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

            (q)      Plan: The Equivest Finance, Inc. 1997 Stock Option
                     Plan.

            (r) Shares: shares of common stock, par value $0.05 per share, of the Company.

            (s) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

            (t) Subsidiary: A subsidiary corporation of the Corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.       Shares Subject to the Plan

                 The total number of Shares that may be issued under the Plan is 1,600,000 shares. The maximum number of Shares for which Awards may be granted during a calendar year to any one Participant shall be 400,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.       Administration

                 The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each (a) "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and (b) "outside directors" within the meaning of
Section 162(m) of the Code (or any successor section thereto). The Committee shall have the authority to select the Participants to be granted Awards under the Plan, to determine the size and terms of an Award and to determine the time when grants of Awards will be made. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Any decision of the Committee shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

5.       Eligibility

                 The Committee may, in its sole discretion, designate those person(s) who shall be Participant(s) in the Plan. Participants shall be selected from among the employees and directors of the Company and any of its Subsidiaries who are in a position to have an impact on the results of the operations of the Company or one or more of its Subsidiaries; provided that ISOs may only be granted to employees of the Company or its Subsidiaries.

6.       Terms and Conditions of Options

                 Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal
income tax purposes, as evidenced by the related Option agreements.   Options
granted under the Plan shall be subject to the following terms and conditions:

                 (a) Option Price. The Option Price per Share shall be determined by the Committee.

                 (b) Exercisability of Options. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

                 (c) Method of Exercise. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, (iv) through the withholding of Shares (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date equal to the aggregate Option Price or (v) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Shares have been issued to the Participant. A Participant may, if and to the extent permitted by the Committee, elect to defer payment of an Award.

                 (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

                 (e) Deferral. The Committee may develop procedures for a Participant to defer receipt of Shares otherwise subject to Options granted hereunder.

7.       Terms and Conditions of Stock Appreciation Rights

                 (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence
(A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

                 (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares subject to an exercisable Option with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

                 (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

                 (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8.       Other Stock-Based Awards

                 (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

                 (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this
Section 8 may be granted in a manner which is deductible by the Company under
Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income;
(iii) operating income; (iv) earnings per Share; (v) book value per Share;
(vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award to any Participant with respect to a fiscal year of the Company shall be 400,000 Shares. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.       Tax Withholding

                 The Committee shall have the right to require payment of any federal, state, local or foreign income or other taxes required to be withheld with respect to the exercise or payment of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes.

10.      Amendments or Termination

                 The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 11 of the Plan), (i) increase the total number of Shares reserved for the purposes of the Plan, (ii) change the maximum number of Shares for which Awards may be granted to any Participant, (iii) materially increase the benefits accruing to Participants under the Plan or (iv) materially modify the eligibility requirements for participation in the Plan, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable (United States or foreign) laws.

11.      No Right to Employment

                 The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant or to make any additional Awards to the Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

12.      Successors and Assigns

                 The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13.      Nontransferability of Awards

                 Unless otherwise so provided by the Committee, an Award shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

14.      Adjustments Upon Certain Events

                 Notwithstanding any provision in the Plan to the contrary, in the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

15.      Choice of Law

                  The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof.

16.      Term of the Plan

                 The Plan shall be effective as of the Effective Date. No Award may be granted under the Plan after the tenth anniversary of the date the Plan is adopted by the Board, but Awards theretofore granted may extend beyond that date.